Exhibit 99.1

J.B. Hunt Transport Services, Inc.	Contact:	Kirk Thompson
615 J.B. Hunt Corporate Drive		President and
Lowell, Arkansas 72745		Chief Executive Officer
(NASDAQ: JBHT)		(479) 820-8110

FOR IMMEDIATE RELEASE

J. B. HUNT TRANSPORT SERVICES, INC. REPORTS REVENUES AND EARNINGS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2007

•	Fourth Quarter 2007 Revenue:	$945 million; up 11%
•	Fourth Quarter 2007 Operating Income:	$96 million; up 1%*
•	Fourth Quarter 2007 EPS:	42 cents vs. 39 cents*

•	Full Year 2007 Revenue:	$3.49 billion; up 5%
•	Full Year 2007 Operating Income:	$369 million; down 1%*
•	Full Year 2007 EPS:	$1.55 vs. $1.44*

 *4Q 2007 includes an $8.4 million pretax charge to write down the value of certain assets held for sale

   4Q 2006 includes a $12.4 million pretax charge for insurance costs

LOWELL, ARKANSAS, January 29, 2008 - J. B. Hunt Transport Services, Inc., (NASDAQ:JBHT) announced fourth quarter 2007 net earnings of $54.3 million, or diluted earnings per share of 42 cents vs. 2006 fourth quarter earnings of $57.8 million, or 39 cents per diluted share.  Financial results for the current quarter include an $8.4 million pretax charge, or $0.04 per diluted share, to write down certain assets held for sale to estimated fair value.  Fourth quarter 2006 results include a $12.4 million pretax charge, or $0.05 per diluted share, to increase casualty and workers’ compensation claims reserves.

Total operating revenue for the current quarter was $945 million, an 11% increase over the $852 million for fourth quarter 2006.  This increase in operating revenue was primarily attributable to higher Intermodal volumes and significant growth in our Integrated Capacity Solutions (ICS) segment that more than offset the smaller fleet and weaker demand in our Truck segment.  In addition, higher fuel surcharge revenues related to the increase in fuel prices, relative to the same period a year ago, increased revenues. Current quarter operating revenue, excluding fuel surcharges, increased 6% over the same period of 2006.

Operating income for the current quarter increased slightly to $96.3 million vs. $95.4 million for fourth quarter 2006. These results include pretax charges of $8.4 million for 2007 and $12.4 million in 2006, as discussed above.   The 2007 charge was recognized in the Truck business segment.  Net interest expense increased significantly from $6.4 million in fourth quarter 2006 to $11.9 million in the current quarter, primarily due to higher levels of debt. The proceeds from these borrowings were used primarily for purchases of company stock.  The effective income tax rate was 35.5% in the current quarter vs. 34.7% in last year’s fourth quarter.

“We continue to demonstrate progress toward moving our economic model from that of a primarily asset-based truckload carrier of the past to an asset-light transportation company.  Our industry leading Intermodal business had the best fourth quarter ever and our best year in history in 2007.  In addition, our Dedicated Contract Services (DCS) segment fared extremely well in a very difficult freight environment.  While our Truck segment continues to reflect one of the worst freight recessions in memory, ICS’s revenue grew 259% during fourth quarter 2007 compared to the same period of 2006. The ramp up continued with year over year growth of 146% in the third quarter, 53% in the second quarter and 26% in the first quarter.  We plan to continue to grow the segments that are producing acceptable returns on invested capital while reducing the Truck segment until acceptable margins are achieved.  Overall, we are extremely pleased with these results,” said Kirk Thompson, JBHT President and CEO.

Segment Information:

Intermodal (JBI)

•	Fourth Quarter 2007 Segment Revenue:	$482 million; up 25%
•	Fourth Quarter 2007 Operating Income:	$77.0 million; up 37%

Intermodal continues to post record revenues and operating income.  JBI was successful in adding more than 2,900 net containers during the fourth quarter to finish 2007 with a fleet of more than 34,000 fifty-three foot containers.  Our load volume increased 23% during the period with mix continuing to shift toward shorter length of haul business, primarily in the eastern half of the United States.  Prices were flat for the fourth quarter vs. a year ago, before consideration of fuel surcharges.  Operating margins were positively impacted by reducing the number of empty truck miles in our pick up and delivery operation, increasing our driver productivity, increasing container productivity through velocity and reducing our reliance on third party equipment and dray.

Dedicated Contract Services (DCS)

•	Fourth Quarter 2007 Segment Revenue:	$239 million; up 2%
•	Fourth Quarter 2007 Operating Income:	$22.7 million; down 8%

DCS revenue grew 2% vs. the same quarter last year.  However, excluding the effects of fuel surcharges, revenue declined 1%. Revenue per truck per week, excluding the effects of fuel surcharges, was up 2%.  Average tractor count declined to 5,166 units in fourth quarter 2007 compared to 5,351 units in fourth quarter 2006.  The decline in the tractor count was primarily driven by reduction in fleets that provide more generic dedicated business. These generic or “capacity” fleets have declined as a percent of our total truck count as we focus on growing our value-added, true dedicated business. The decline in generic dedicated business and a weaker freight environment resulted in a 3% reduction in utilization and an increase in empty miles.

Operating income declined $1.9 million primarily due to the loss of generic dedicated business, the redeployment of that capacity to true dedicated business that incurred start-up expense during the current quarter, and higher fuel prices.

Truck (JBT)

•	Fourth Quarter 2007 Segment Revenue:	$197 million; down 14%
•	Fourth Quarter 2007 Operating Income:	$(5.1) million; down 136%*

      *Includes $8.4 million pretax charge to write down the value of certain assets held for sale

JBT revenue declined 14% on a 13% reduction in loads compared to fourth quarter 2006.  Our average fleet size was reduced by approximately 14% quarter over quarter.  However, the year-end fleet size reflected a total reduction of 1,215 tractors, or 23% of the fleet, compared to the end of 2006. This reduction follows our previous statements that our goals include right-sizing our fleet in relation to customers’ needs, price adequacy, and return on investment targets.  Overall, JBT’s rate per loaded mile, excluding fuel surcharges, decreased 2% during the current quarter compared to the prior year period.  Freight demand remained very soft throughout the quarter.  However, the truck reduction plan allows us to begin the year with tractor counts better aligned with anticipated customer demand.

Financial results for the quarter include an $8.4 million pretax charge to write down certain assets held for sale to estimated fair value.  Without this charge, operating income would have been $3.2 million.

Integrated Capacity Solutions (ICS)

•	Fourth Quarter 2007 Segment Revenue:	$36 million; up 259%
•	Fourth Quarter 2007 Operating Income:	$1.8 million; up 174%

ICS provides non-asset and asset-light transportation solutions to customers through relationships with third-party carriers and integration with JBHT owned equipment.  ICS services include flatbed, refrigerated, LTL, as well as a variety of dry van and intermodal solutions. ICS financial results in 2006 were reported as part of the Truck segment.

Our fourth quarter gross revenue increased 259% from fourth quarter 2006 on increased volume.  We continued to see steady revenue growth from new and existing customers, with gross revenues increasing 41% over the third quarter of this year.  Our fourth quarter net operating revenue (gross revenue less purchased transportation) increased 243% from fourth quarter 2006.

As a percentage of net operating revenue, operating expense (which excludes purchased transportation) increased to 67% in fourth quarter 2007 from 59% in fourth quarter 2006.  The increase was due to aggressive employee growth throughout 2007.  The average number of employees for fiscal year 2007 increased 305%, compared to 2006.  This growth continued during fourth quarter 2007, with the average number of employees increasing 37% from the previous quarter.  Due to our rapid growth in employee count, in anticipation of and ahead of continued growth in the segment, operating income increased at a slower rate than our gross profits.  In addition, our third party carrier base grew 32% during the current quarter to over 8,500 carriers by year end.

Cash Flow and Capitalization:

Approximately 2.3 million shares of company stock were purchased during fourth quarter 2007 for just over $60 million.  This concludes the stock purchases authorized by our Board of Directors on May 2, 2007.  As of December 31, 2007, we owed approximately $913 million on our various credit facilities vs. $396 million at December 31, 2006.

This press release may contain forward-looking statements, which are based on information currently available.  Actual results may differ materially from those currently anticipated due to a number of factors, including, but not limited to, those discussed in Item 1A of our Annual Report filed on Form 10-K for the year ended December 31, 2006. We assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.  This press release and related information will be available immediately to interested parties at our web site, www.jbhunt.com.

J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31
	2007		2006
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$793,409		$749,602
Fuel surcharge revenues	151,541		101,967
Total operating revenues	944,950	100.0%	851,569	100.0%

Operating expenses
Rents and purchased transportation	356,916	37.8%	287,510	33.8%
Salaries, wages and employee benefits	221,598	23.5%	223,771	26.3%
Fuel and fuel taxes	127,112	13.5%	107,863	12.7%
Depreciation and amortization	52,787	5.6%	49,742	5.8%
Operating supplies and expenses	40,053	4.2%	37,195	4.4%
Insurance and claims	17,909	1.9%	29,457	3.5%
Operating taxes and licenses	8,178	0.9%	8,526	1.0%
General and administrative expenses, net of gains	18,817	2.0%	6,875	0.8%
Communication and utilities	5,315	0.6%	5,262	0.6%
Total operating expenses	848,685	89.8%	756,201	88.8%
Operating income	96,265	10.2%	95,368	11.2%
Net interest expense	11,900	1.3%	6,434	0.8%
Equity in loss of associated companies	145	0.0%	437	0.1%
Earnings before income taxes	84,220	8.9%	88,497	10.4%
Income taxes	29,897	3.2%	30,693	3.6%
Net earnings	$54,323	5.7%	$57,804	6.8%
Weighted average diluted shares outstanding	128,625		147,865
Diluted earnings per share	$0.42		$0.39

J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)

(unaudited)

	Twelve Months Ended December 31
	2007		2006
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$3,009,819		$2,897,816
Fuel surcharge revenues	480,080		430,171
Total operating revenues	3,489,899	100.0%	3,327,987	100.0%

Operating expenses
Rents and purchased transportation	1,235,390	35.4%	1,124,734	33.8%
Salaries, wages and employee benefits	888,594	25.5%	892,066	26.8%
Fuel and fuel taxes	463,538	13.3%	447,309	13.4%
Depreciation and amortization	205,133	5.9%	183,604	5.5%
Operating supplies and expenses	155,893	4.5%	145,794	4.4%
Insurance and claims	69,655	2.0%	71,582	2.2%
Operating taxes and licenses	33,540	1.0%	34,447	1.0%
General and administrative expenses, net of gains	48,211	1.4%	33,232	1.0%
Communication and utilities	21,156	0.6%	22,566	0.7%
Total operating expenses	3,121,110	89.4%	2,955,334	88.8%
Operating income	368,789	10.6%	372,653	11.2%
Net interest expense	42,512	1.2%	15,159	0.5%
Equity in loss of associated companies	1,230	0.0%	3,181	0.1%
Earnings before income taxes	325,047	9.3%	354,313	10.6%
Income taxes	111,913	3.2%	134,361	4.0%
Net earnings	$213,134	6.1%	$219,952	6.6%
Weighted average diluted shares outstanding	137,639		152,317
Diluted earnings per share	$1.55		$1.44

Financial Information By Segment

(unaudited)

	Three Months Ended December 31
	2007		2006
	Amount	% Of	Amount	% Of
	(000)	Total	(000)	Total
Revenue
Intermodal	$482,211	51%	$386,764	45%
Dedicated	238,971	25%	233,468	27%
Truck	196,747	21%	229,157	27%
Integrated Capacity Solutions	36,058	4%	10,031	1%
Subtotal	953,987	101%	859,420	101%
Intersegment eliminations	(9,037)	(1)%	(7,851)	(1)%
Consolidated revenue	$944,950	100%	$851,569	100%

Operating income

Intermodal	$77,000	80%	$56,017	59%
Dedicated	22,658	24%	24,603	26%
Truck	(5,139)	(5)%	14,225	15%
Integrated Capacity Solutions	1,797	2%	656	1%
Other (1)	(51)	(0)%	(133)	(0)%
Operating income	$96,265	100%	$95,368	100%

	Twelve Months Ended December 31
	2007		2006
	Amount	% Of	Amount	% Of
	(000)	Total	(000)	Total
Revenue
Intermodal	$1,652,774	47%	$1,430,065	43%
Dedicated	936,611	27%	915,225	28%
Truck	841,663	24%	965,743	29%
Integrated Capacity Solutions	91,551	3%	41,814	1%
Subtotal	3,522,599	101%	3,352,847	101%
Intersegment eliminations	(32,700)	(1)%	(24,860)	(1)%
Consolidated revenue	$3,489,899	100%	$3,327,987	100%

Operating income

Intermodal	$238,772	65%	$181,668	49%
Dedicated	93,828	25%	104,180	28%
Truck	31,912	9%	83,462	22%
Integrated Capacity Solutions	4,343	1%	3,401	1%
Other (1)	(66)	(0)%	(58)	(0)%
Operating income	$368,789	100%	$372,653	100%

(1)  Includes corporate support activity

Operating Statistics by Segment
(unaudited)

	Three Months Ended December 31
	2007	2006

Intermodal (JBI)

Loads	205,998	167,763
Length of haul	1,914	1,981
Revenue per load	$2,341	$2,305
Average tractors during the period *	1,794	1,567

Tractors (end of period)
Company-owned	1,795	1,551
Independent contractor	6	23
Total Tractors	1,801	1,574

Containers (end of period)	34,019	27,622
Average effective trailing equipment usage	33,045	27,376

Dedicated (DCS)

Loads	350,319	349,545
Length of haul	239	261
Revenue per truck per week**	$3,702	$3,483
Average trucks during the period***	5,166	5,351

Trucks (end of period)
Company-owned	4,941	5,177
Independent contractor	100	122
Customer-owned (DCS Operated)	92	59
Total Trucks	5,133	5,358

Trailers (end of period)	8,233	6,519
Average effective trailing equipment usage	13,461	12,369

Truck (JBT)

Loads	180,759	207,309
Length of haul	498	529
Loaded miles (000)	91,798	110,902
Total miles (000)	106,228	126,845
Average non-paid empty miles per load	79.4	76.5
Revenue per tractor per week**	$3,483	$3,401
Average tractors during the period *	4,527	5,242

Tractors (end of period)
Company-owned	3,572	4,233
Independent contractor	978	962
Subtotal	4,550	5,195
Tractors held for sale	570	—
Total Tractors	3,980	5,195

Trailers (end of period)	18,345	18,740
Trailers held for sale	2,500	—
Total Trailers	15,845	18,740
Average effective trailing equipment usage	12,792	13,069

Integrated Capacity Solutions (ICS)

Loads	25,529	6,384

* Includes company-owned and independent contractor tractors

** Using weighted workdays

*** Includes company-owned, independent contractor, and customer-owned trucks

Operating Statistics by Segment

(unaudited)

	Twelve Months Ended December 31
	2007	2006

Intermodal (JBI)

Loads	738,207	629,533
Length of haul	1,925	1,989
Revenue per load	$2,239	$2,272
Average tractors during the period *	1,689	1,485

Tractors (end of period)
Company-owned	1,795	1,551
Independent contractor	6	23
Total Tractors	1,801	1,574

Containers (end of period)	34,019	27,622
Average effective trailing equipment usage	30,069	25,269

Dedicated (DCS)

Loads	1,398,892	1,376,538
Length of haul	249	264
Revenue per truck per week**	$3,515	$3,466
Average trucks during the period***	5,224	5,176

Trucks (end of period)
Company-owned	4,941	5,177
Independent contractor	100	122
Customer-owned (DCS Operated)	92	59
Total Trucks	5,133	5,358

Trailers (end of period)	8,233	6,519
Average effective trailing equipment usage	13,321	12,457

Truck (JBT)

Loads	785,860	864,622
Length of haul	513	533
Loaded miles (000)	408,486	465,366
Total miles (000)	466,293	524,565
Average non-paid empty miles per load	73.2	66.6
Revenue per tractor per week**	$3,763	$3,704
Average tractors during the period*	4,872	5,347

Tractors (end of period)
Company-owned	3,572	4,233
Independent contractor	978	962
Subtotal	4,550	5,195
Tractors held for sale	570	—
Total Tractors	3,980	5,195

Trailers (end of period)	18,345	18,740
Trailers held for sale	2,500	—
Total Trailers	15,845	18,740
Average effective trailing equipment usage	13,074	13,474

Integrated Capacity Solutions (ICS)

Loads	64,663	26,032

* Includes company-owned and independent contractor tractors

** Using weighted workdays

*** Includes company-owned, independent contractor, and customer-owned trucks

J.B. HUNT TRANSPORT SERVICES, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$14,957	$7,371
Accounts receivable	330,202	346,251
Income tax receivable	0	11,824
Assets held for sale	41,569	0
Prepaid expenses and other	103,988	105,797
Total current assets	490,716	471,243
Property and equipment	2,076,769	1,884,318
Less accumulated depreciation	719,868	600,767
Net property and equipment	1,356,901	1,283,551
Other assets	15,129	15,263
	$1,862,746	$1,770,057

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt	$234,000	$214,000
Trade accounts payable	192,417	170,672
Claims accruals	19,402	20,042
Accrued payroll	34,310	42,352
Other accrued expenses	26,663	7,961
Deferred income taxes	21,501	23,703
Total current liabilities	528,293	478,730

Long-term debt	679,100	182,400
Other long-term liabilities	32,023	54,656
Deferred income taxes	280,133	294,534
Stockholders’ equity	343,197	759,737
	$1,862,746	$1,770,057

Supplemental Data
(unaudited)

	December 31, 2007	December 31, 2006

Actual shares outstanding at end of period (000)	124,572	144,555

Book value per actual share outstanding at end of period	$2.76	$5.26

	Year Ended December 31
	2007	2006

Net cash provided by operating activities (000)	$456,052	$423,063

Net capital expenditures (000)	$328,813	$410,203

Purchases of common stock (000)	$603,371	$257,395